Exhibit 99.1

[ONEOK Partners Logo]	NEWS
February 21, 2007	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Megan Washbourne
918-588-7572

ONEOK Partners to present at

2007 Master Limited Partnership Investor Conference

TULSA, Okla. - Feb. 21, 2007 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the sixth annual Master Limited Partnership Investor Conference in New York on Wednesday, March 7, 2007, beginning at approximately 10:40 a.m. Eastern Time (9:40 a.m. Central Time).

John W. Gibson, president and chief executive officer of ONEOK Partners, will present.

The conference will be webcast and will be accessible on ONEOK Partners' Web site at www.oneokpartners.com. The presentation slides will be available beginning at 8 a.m. Eastern Time (7 a.m. Central Time). A replay of the webcast will be archived for 90 days after the conference.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKS-FV

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